Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated June 11, 2021, with respect to the consolidated financial statements of PandoLogic Ltd., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

January 31, 2022

Tel Aviv, Israel